Exhibit 99.1

PRESS RELEASE

Valvoline Inc. Continues to Accelerate Network Growth; Adding Nearly 200 Stores with Definitive Agreement to Acquire Breeze Autocare

•Breeze Autocare is a strong operator of nearly 200 stores primarily operated under the Oil Changers brand across 17 states
•Allows Valvoline to build scale and more quickly expand its presence in strategic markets
•Expected to deliver top line sales and profit growth and enhance an already strong cash flow profile
•The purchase price of approximately $625 million represents a multiple of 10.7 times Breeze Autocare’s adjusted EBITDA1
•Transaction expected to close in fiscal Q3 2025

LEXINGTON, Ky., February 20, 2025 – Valvoline Inc. (NYSE: VVV), the quick, easy, trusted leader in preventive automotive maintenance, today announced that it has signed a definitive agreement to acquire Breeze Autocare from Greenbriar Equity Group, a middle market private equity firm. Breeze Autocare is a strong operator of nearly 200 stores across 17 states, predominantly under the Oil Changers brand. Valvoline will acquire the business for approximately $625 million in cash, which Valvoline intends to fund with a newly issued Term Loan B.

Breeze Autocare is an independent provider of automotive quick lube and other preventive maintenance services with an extensive footprint of company-owned stores across California, Texas, and the Midwest. With a strong, proven track record of growth, including organic same-store-sales growth and store additions, Breeze Autocare generated $200 million in net sales for its most recent year end2.

With Valvoline’s goal to grow its network to 3,500-plus stores, the addition of Breeze Autocare will bring the total store count to more than 2,200 locations across North America. Valvoline expects its track record of successful acquisition integration and operational capabilities will drive meaningful transaction growth and unlock long-term synergies. Initially, the Breeze Autocare stores will continue to operate under their current branding. Valvoline is developing its long-term integration plan which may include the possible refranchising of certain stores.

“Welcoming Breeze Autocare into the Valvoline network allows us to immediately add nearly 200 stores that are geographically complementary and will expand our customer reach,” said Lori Flees, President and CEO. “This acquisition will accelerate our growth and earnings potential while enhancing our already strong cash flow profile. Our aligned cultures of putting people first and our track record of successfully integrating acquisitions give us confidence in our ability to deliver sales and profit growth.”

Eric Frankenberger, President and CEO of Breeze Autocare, added, "Valvoline has been a respected name in preventive maintenance for decades and we look forward to joining forces with them. I believe our combined expertise and culture will benefit our team members and customers for years to come."

Strategic and Financial Benefits of the Transaction

•Expands Geographic and Customer Reach: Addition of nearly 200 stores drives accelerated network growth and reinforces Valvoline’s position as a leading provider of preventive automotive maintenance services.
•Complementary Employee and Customer-Focused Operating Model: Well-trained employees delivering a best-in-class customer experience focused on speed, ease and trust with highly consistent cultures.
•Scale Advantages: Allows Valvoline to leverage the benefits of scale, such as retail-specific technology investments and fleet sales expansion, across a larger store base.
•Compelling Financial Benefits: Based on Valvoline’s track record of successfully integrating acquisitions into its network, this transaction will enable delivery of top line sales and profit growth and enhance an already strong cash flow profile. The purchase price represents a multiple of 10.7 times Breeze Autocare’s adjusted EBITDA1. The transaction is expected to be relatively neutral to Valvoline’s adjusted diluted EPS in the first year and accretive over time.

Transaction Details

The transaction is anticipated to close in fiscal Q3 2025 subject to satisfaction of customary closing conditions and regulatory approvals. The purchase price is expected to be funded with a newly issued Term Loan B. Valvoline will pause its share repurchase activity and anticipates reaching a rating agency adjusted net leverage ratio of 2.5x - 3.5x within 24 months post-close.

Notes

1.Adjusted EBITDA is a non-GAAP pro forma measure for the twelve month period ended October 31, 2024 based upon reported results adjusted for certain normalizing and pro forma activity as a result of buy-side diligence.

2.Unaudited amount for the year ended December 28, 2024.

Advisors

Morgan Stanley & Co. LLC is serving as financial advisor and Squire Patton Boggs (US) LLP is serving as legal advisor to Valvoline Inc. Jefferies Group LLC is serving as financial advisor and Kirkland & Ellis LLP is serving as legal advisor for Breeze Autocare.

Conference Call

Valvoline will host a live audio webcast to discuss the transaction today, February 20, 2025, at 9 a.m. ET. The webcast and supporting materials will be accessible through Valvoline's website at http://investors.valvoline.com. Following the live event, an archived version of the webcast and supporting materials will be available.

About Valvoline Inc.

Valvoline Inc. (NYSE: VVV) delivers quick, easy, trusted service at more than 2,000 franchised and company-operated service centers across the United States and Canada. The company completes more than 28 million services annually system-wide, from 15-minute stay-in-your-car oil changes to a variety of manufacturer-recommended maintenance services such as wiper replacements and tire rotations. At Valvoline Inc., it all starts with our people, including the 11,000 team members who are working to grow the core business, expand the company’s retail network, and plan for the vehicles of the future. For more information, visit vioc.com.

About Breeze Autocare

Breeze Autocare is an independent provider of automotive quick lube and other preventative maintenance services with nearly 200 locations in the United States. The company employs a “stay in your car” service model enabling quality, speed, and simplicity for its customers. Breeze is proud to employ approximately 1,000 employees at stores spread across the country in 17 states.

About Greenbriar

Greenbriar is a middle market private equity firm with 20+ years of experience investing in market-leading services and manufacturing businesses. With $10+ billion of cumulative capital commitments, its investment strategy targets businesses led by experienced management teams capitalizing on strong long-term growth prospects that can benefit from Greenbriar’s deep sectoral expertise, strategic insight, and operating capabilities. For more information, please visit greenbriarequity.com.

Forward-Looking Statements

Certain statements herein, other than statements of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, statements about the proposed transaction to acquire Breeze Autocare, including its Oil Changers stores, the expected timetable for completing the proposed transaction, and the benefits and synergies of the proposed transaction; executing on the growth strategy to create shareholder value by driving the full potential in Valvoline’s core business, accelerating network growth and innovating to meet the needs of customers and the evolving car parc; realizing the benefits from acquisitions and refranchising transactions; and future opportunities for the stand-alone retail business; and any other statements regarding Valvoline's future operations, financial or operating results, capital allocation, debt leverage ratio, anticipated business levels, dividend policy, anticipated growth, market opportunities, strategies, competition, and other expectations and targets for future periods. Valvoline has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “may,” “will,” “should,” and “intends,” and the negative of these words or other comparable terminology. These forward-looking statements are based on Valvoline’s current expectations, estimates, projections, and assumptions as of the date such statements are made and are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. Additional information regarding these risks and uncertainties are described in Valvoline’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures about Market Risk” sections of Valvoline’s most recently filed periodic reports on Forms 10-K and 10-Q, which are available on Valvoline’s website at http://investors.valvoline.com/sec-filings or on the SEC’s website at http://www.sec.gov. Valvoline assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, unless required by law.

TM Trademark, Valvoline Inc., or its subsidiaries, registered in various countries

FURTHER INFORMATION

Investor Inquiries
Elizabeth B. Clevinger
+1 (859) 357-3155
IR@valvoline.com

Media Inquiries
Angela Davied
media@valvoline.com
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